UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2025

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

02B-03A, 23/F, Sino Plaza, 255-257 Gloucester Road

Causeway Bay, Hong Kong

(Address of principal executive offices, including zip code)

852-21141970

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into A Material Definitive Agreement.

Pre-Paid Purchase #2

As previously disclosed, on July 28, 2025, Future FinTech Group Inc. (the “Company”) entered into a Pre-Paid Securities Purchase Agreement (the “Pre-Paid SPA”) with Avondale Capital, LLC (the “Investor”) providing for potential funding of up to $10,000,000 through the issuance of pre-paid purchase instruments (each, a “Pre-Paid Instrument,” and collectively, the “Pre-Paid Instruments”).

At the initial closing, the Company received $800,000 in gross proceeds and issued a Pre-Paid Instrument with a principal amount of $884,000 (the “Pre-Paid Purchase #1”).

On September 22, 2025, the Company entered into Pre-Paid Purchase #2 Agreement (the “Pre-Paid Purchase #2”) with the investor, pursuant to the Pre-Paid SPA. Under Pre-Paid Purchase #2, the Company issued a Pre-Paid Instrument with a principal amount of $1,080,000 in exchange for $1,000,000 in cash proceeds, reflecting an 8% original issue discount (OID) of $80,000, which is included in the initial principal balance of the Pre-Paid Instrument and is deemed fully earned and non-refundable as of the purchase date. The material terms of Pre-Paid Purchase #2 are substantially consistent with Pre-Paid Purchase #1, which was previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2025. The Pre-Paid SPA and transactions contemplated thereunder were approved by the Company’s shareholders in a special shareholders meeting held on September 5, 2025.

Waiver Letter

On the same date, the Company and the Investor entered into a Waiver Letter (the “Waiver Letter”), pursuant to which the Investor agreed to waive the Second Purchase Conditions under the Pre-Paid SPA and to increase the Second Purchase Price from $500,000 to $1,000,000. Further, the Company agreed to issue the 1,445,000 shares of common stock as Pre-Delivery Shares to the Investor within two (2) trading days of the date of the Waiver Letter and register such shares for resale in the Company’s initial registration statement.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02 of this Current Report to the extent applicable.

On September 24, 2025, following the issuance of 1,445,000 shares of common stock of company as the Pre-Delivery Shares to the Investor, the Company received $1,000,000 in gross proceeds from the Investor by wire transfer.

The shares of Common Stock issued or issuable pursuant to the Pre-Paid SPA or the Pre-Paid Purchase #2, respectively, have been, or will be, offered and sold in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended, including Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, as transactions not involving a public offerings, or pursuant to Regulation S under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Form Pre-Paid Purchase#2 Agreement dated September 22, 2025
10.2	Waiver Letter dated September 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: September 26, 2025	By:	/s/ Hu Li
	Name:	Hu Li
	Title:	Chief Executive Officer

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